                                                                  EXHIBIT (b)(9)
                                 PROJECT ORANGE

                           BOARD OF DIRECTORS MEETING

                                February 25, 1997

                                 PROJECT ORANGE
--------------------------------------------------------------------------------
                                TABLE OF CONTENTS

                                February 25, 1997



SECTION           I      TRANSACTION OVERVIEW

SECTION           II     PRELIMINARY VALUATION

SECTION           III    TRANSACTION ANALYSES

SECTION           IV     TRANSACTION ISSUES/NEXT STEPS

--------------------------------------------------------------------------------

                              TRANSACTION OVERVIEW

--------------------------------------------------------------------------------

                                 PROJECT ORANGE
--------------------------------------------------------------------------------
                        OVERVIEW OF PROPOSED TRANSACTION


*    Repurchase 100% of minority interest outstanding (4.4MM shares)

*    Propose transaction as a negotiated merger to be approved by shareholders

     - Tender offer structure (direct proposal to shareholders) contemplated should merger negotiations fail

*    Choice of cash or stock offered to shareholders

     -    Pure shares offered will be listed on the NYSE

*    Transaction timeframe estimated to last 150 days

     - Initiate transaction as soon as possible to allow time for negotiations
     - If tender offer structure is ultimately used, timeframe should last approximately 100 days

--------------------------------------------------------------------------------

                              PRELIMINARY VALUATION

--------------------------------------------------------------------------------

                                 PROJECT ORANGE
--------------------------------------------------------------------------------
           FRESH CLOSING SHARE PRICE AND VOLUME ANALYSIS - LAST YEAR

      --------------------------------------------------------------------
      FRESH'S SHARE PRICE REMAINED FLAT IN 1996, TRADING NEAR $50 ALL YEAR
      --------------------------------------------------------------------

                                   [GRAPHIC]

Graph depicts daily trading volume and per share prices for Fina from 2/21/96 to 2/21/97. Share price is initially approximately $48 per share, ranging from approximately $46 to approximately $55 per share and ending at approximately $50 per share.

                                 PROJECT ORANGE
--------------------------------------------------------------------------------
           FRESH CLOSING SHARE PRICE AND VOLUME ANALYSIS - 5 YEARS(1)

      --------------------------------------------------------------------
              FRESH'S SHARE PRICE APPRECIATED SIGNIFICANTLY IN 1995
                      AFTER 3 YEARS OF FLAT PERFORMANCE
      --------------------------------------------------------------------

                                   [GRAPHIC]

Graph depicts daily trading volume and per share prices for Fina from 2/21/92 to 2/21/97. Share price is initially approximately $38 per share, ranging from approximately $30 to approximately $55 per share and ending at approximately $50 per share.

Note: (1)Historical prices adjusted for 2-for-1 stock split as of 05/02/95.

                                 PROJECT ORANGE
--------------------------------------------------------------------------------
               FRESH RELATIVE STOCK PRICE PERFORMANCE - LAST YEAR
     IN THE LAST YEAR, FRESH HAS UNDERPERFORMED ITS PEERS AND THE MARKET

                                   [GRAPHIC]

Graph depicts indexed trading prices for Fina, S&P 500, and three indices comprised of diversified refining and marketing companies, commodity chemical companies and exploration and production companies.

Graph depicts share prices for Fina, S&P 500 and three indices from 2/19/96 to 2/14/97.

                                 PROJECT ORANGE
--------------------------------------------------------------------------------
            FRESH RELATIVE STOCK PRICE PERFORMANCE - LAST FIVE YEARS
 OVER THE LAST 5 YEARS, FRESH HAS TRADED IN LINE WITH THE COMMODITY CHEMICALS
                                  PEER GROUP

                                   [GRAPHIC]

Graph depicts indexed trading prices for Fina, S&P 500, and three indices comprised of diversified refining and marketing companies, commodity chemical companies and exploration and production companies.

Graph depicts share prices for Fina, S&P 500 and three indices from 2/19/92 to 2/14/97.

                                 PROJECT ORANGE
--------------------------------------------------------------------------------
                                TRADING ANALYSIS


*    Fresh trading volume is very thin

     - Average trading volume as a percentage of total shares is significantly lower than that of its peer group
     -    Only 525,000 shares traded in 1996
     -    Minor changes in volume move the stock price

*    Fresh is not followed by the research analyst community

     - Only 2 analysts from small firms write research on Fresh, compared to 39 for Phillips Petroleum

*    Fresh's dividend yield is significantly higher than that of its peer group

     - 1996 dividend yield of 5.5% is nearly twice the yield of Phillips Petroleum (2.8%) and above the average S&P 500 dividend of 1.9%
     -    High dividend yield on the stock provides price support

                                 PROJECT ORANGE
--------------------------------------------------------------------------------
                        ANALYSIS OF FINANCIAL PERFORMANCE

* Segment EBIT has been volatile over the last two years with significant variance to Plan

* Downstream has consistently underperformed Plan; Chemicals has met or exceeded Plan

* In depth due diligence is required to assess viability of projected earnings growth

*    As a result of the above factors, two projection cases have been prepared:
     -    Management Case - based on Fresh 1997 Corporate Plan
     - Adjusted Case - based on Management Case with adjustments to reflect historical operating performance and past results vs. Plan

                                       1995                                    1996 ACTUAL
                     ------------------------------------------  ------------------------------------------
                      PLAN    ACTUAL   DIFFERENCE  % DIFFERENCE   PLAN     ACTUAL  DIFFERENCE  % DIFFERENCE
                     -------  -------  ----------  ------------  -------   ------- ----------  ------------
                      ($MM)   ($MM)      ($MM)                    ($MM)    ($MM)     ($MM)
EBIT by Segment:

      Upstream        $18.4   ($14.4)    ($32.8)       -178%     ($10.1)    $69.3    $79.4          786%

      Downstream       59.6      1.5      (58.1)        -97%       60.3     (16.8)   (77.1)        -128%

      Chemicals       220.5    290.6       70.1          32%      221.5     231.2      9.7            4%
                     ------   ------     ------                  ------    ------    -----

Total EBIT           $298.5   $277.7     ($20.8)         -7%     $271.7    $283.7    $12.0            4%

Net Income           $142.1   $104.4     ($37.7)        -27%     $140.1    $153.2    $13.1            9%

                                 PROJECT ORANGE
--------------------------------------------------------------------------------
             FRESH HISTORICAL AND PROJECTED FINANCIAL PERFORMANCE(1)
                                     ($MM)

 ------------------------------------------------------------------------------
 FRESH'S OPERATING PERFORMANCE HAS IMPROVED SIGNIFICANTLY OVER THE LAST 5 YEARS
                      AND IS EXPECTED TO CONTINUE TO GROW
 ------------------------------------------------------------------------------

EBIT = OPERATING INCOME


--------------
    CAGR(4)
    ----
`92-`96: 40.5%
`96-`99: 19.1%
`96-`99: 10.1%
--------------

ACTUAL          ($ MILLIONS)
------
1992(2)             $68.0
1993                $48.0
1994               $181.0
1995(3)            $274.0
1996               $265.1

PROJECTED
---------

1997               $271.3
                   $265.5
1998               $363.9
                   $332.5
1999               $447.5
                   $354.1


EBITDA = OPERATING INCOME + BOOK CHARGES

--------------
    CAGR(4)
    ----
`92-`96: 14.4%
`96-`99: 15.9%
`96-`99: 10.4%
--------------

ACTUAL          ($ MILLIONS)
------
1992(2)            $255.0
1993               $246.0
1994               $367.0
1995(3)            $429.0
1996               $436.4

PROJECTED
---------

1997               $456.2
                   $450.4
1998               $569.6
                   $538.3
1999               $679.9
                   $586.5

NET INCOME

--------------
    CAGR(4)
    ----
`92-`96: 58.8%
`96-`99: 18.6%
`96-`99: 8.7%
--------------

ACTUAL          ($ MILLIONS)
------
1992(2)             $24.1
1993                $28.4
1994                $86.0
1995(3)            $142.6
1996               $153.2

PROJECTED
---------

1997               $155.1
                   $151.2
1998               $209.9
                   $189.6
1999               $255.5
                   $196.5

Notes: (1) For fiscal years ending December 31, adjusted to exclude extraordinary items.
       (2) Excludes charge for adoption of FASB 106 of $52.0MM pretax, $34.3MM after-tax.
       (3) Excludes charge for adoption of SFAS 121 of $58.7MM pretax, $38.2MM after-tax.
       (4) Compound Annual Growth Rate.

                                 PROJECT ORANGE
--------------------------------------------------------------------------------
                FRESH HISTORICAL AND PROJECTED EBITDA BY SEGMENT
                                      ($MM)

    ------------------------------------------------------------------------
                  * CHEMICALS BUSINESS EXPECTED TO GROW SLOWLY
                  * UPSTREAM PERFORMANCE REBOUNDS IN 1999
                  * DOWNSTREAM PROJECTIONS EXPECT TURNAROUND
    ------------------------------------------------------------------------


CHEMICALS

--------------
    CAGR(2)
    ----
`92-`96: 21.0%
`96-`99:  5.5%
`96-`99:  3.7%
--------------

ACTUAL          ($ MILLIONS)
------
1992               $120.7
1993                $73.2
1994               $183.3
1995(1)            $309.8
1996               $258.6

PROJECTED
---------

1997               $225.8
                   $225.8
1998               $270.3
                   $270.3
1999               $303.9
                   $288.5

UPSTREAM

---------------
    CAGR(2)
    ----
`92-`96: (1.1)%
`96-`99:  12.7%
`96-`99:   3.5%
---------------

ACTUAL          ($ MILLIONS)
------
1992               $148.2
1993               $227.5
1994                $83.1
1995(1)             $50.0
1996               $141.3

PROJECTED
---------

1997               $118.2
                   $118.2
1998               $147.8
                   $136.6
1999               $202.4
                   $156.6

DOWNSTREAM

--------------
    CAGR(2)
    ----
`92-`96: 34.0%
`96-`99: 54.8%
`96-`99: 45.4%
--------------

ACTUAL          ($ MILLIONS)
------
1992                $15.7
1993                $71.1
1994               $127.7
1995(1)             $70.8
1996                $50.6

PROJECTED
---------

1997               $125.2
                   $119.4
1998               $165.1
                   $145.0
1999               $187.6
                   $155.4


Notes: (1) Adjusted for SFAS 121 charge allocation of $52.7MM to upstream and
           $6.2MM to downstream.
       (2) Compound Annual Growth Rate.

                                 PROJECT ORANGE
--------------------------------------------------------------------------------
                         SUMMARY OF VALUATION APPROACHES

                                                 Current(1)
                                                   Price
TRADING VALUE                                    $52     $60

PRECEDENT INDUSTRY TRANSACTIONS                  $58     $70

PRECEDENT MINORITY SQUEEZEOUTS(2)                $60     $62

DISCOUNTED CASH FLOW

    - Management Case                            $64     $71

    - Adjusted Case                              $49     $56


Notes: (1) Based on closing price of $49.88 as of February 21, 1997.
       (2) Based on a 20-25% premium to current price.

                                PROJECT  ORANGE
                ----------------------------------------------
                FRESH PUBLIC MARKET TRADING VALUATION ANALYSIS

                       COMPANY                                                                         PRICE PER
CRITERIA             STATISTIC(1)       TRADING MULTIPLE RANGE   IMPLIED EQUITY VALUE(2)(3)     FULLY DILUTED SHARES(2)
--------            -----------         ----------------------   -------------------------      -----------------------
1996
EBITDA                   $436              5.5 x   -   5.75 x      $1,704  -  $1,813            $54.52       -     $58.01
EBIT                      265              8.0     -   9.5          1,425  -   1,822             45.58       -      58.30
Cash Flow(4)              325              5.0     -   6.0          1,623  -   1,948             51.93       -      62.32

1997E
Net Income                155             11.0     -  12.0          1,705  -   1,860             54.54       -      59.50
                                                                    -----      -----             -----              -----

                                        IMPLIED MEAN VALUE:        $1,614  -  $1,861            $51.64       -     $59.53
                                     IMPLIED MEDIAN VALUES:         1,664  -   1,841             53.22       -      58.90

                                              ---------------------------------------------------------------------------
                                                                 CURRENT MARKET PRICE(5):                   $49.88
                                              MEDIAN VALUE PREMIUM (DISCOUNT) TO MARKET:           6.7%             18.1%
                                              ---------------------------------------------------------------------------

                                                                        MEDIAN TRADING MULTIPLES
                                                     --------------------------------------------------------------
                                                     EBITDA       EBIT           1997E NET INCOME         CASH FLOW
                                                     ------       ----           ----------------         ---------
      Large Cap. Energy Companies                    5.9  x       11.9  x               15.8  x               5.8  x
      Commodity Chemicals Companies                  6.3           8.5                  13.1                  6.9
      Large Cap. Exploration & Production
        Companies                                    8.8           NA                   20.9                  6.6
      Refining & Marketing Companies                 6.5           NA                   16.1                  5.6
      Phillips Petroleum                             5.2           8.0                  12.7                  5.3
      Kerr-McGee                                     5.7          13.2                  15.6                  5.0
      -----------------------------------------------------------------------------------------------------------
      Chosen Fresh Multiplies                 5.5 - 5.75     8.0 - 9.5           11.0 - 12.0            5.0 - 6.0
      -----------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------
Notes:    (1) Adjusted for extraordinary items.
          (2) 31.257MM fully diluted shares outstanding. Assumes 29.216MM
              Class A and 2.000MM Class B common shares outstanding as of 10/21/96 from the 9/30/96 10-Q and 0.041MM options outstanding at an average exercise price of $35.25 as of 12/31/95 from the 12/31/95 10-K.
          (3) Assumes debt of $696.2 MM and cash & equivalents of $1.6 MM, as of 12/31/96.
          (4) Cash flow defined as net income plus depreciation, depletion and amortization.
          (5) Closing share price as of 2/21/97.

                                 PROJECT ORANGE
--------------------------------------------------------------------------------
             FRESH PRECEDENT TRANSACTION TRADING VALUATION ANALYSIS


                    COMPANY                                                                      PRICE PER
   CRITERIA       STATISTIC(1)     TRADING MULTIPLE RANGE     IMPLIED EQUITY VALUE(2)(3)    FULLY DILUTED SHARE(2)
--------------   --------------   ------------------------   ----------------------------  ------------------------
1996
EBITDA                   $436          5.5 x  -  6.5 x            $1,704  -  $2,141          $54.52  -  $68.48

Cash Flow(4)              325          6.0    -  7.0               1,948  -   2,273           62.32  -   72.71
                                                                 -------    -------         -------    -------

                                IMPLIED MEAN VALUES:              $1,826  -  $2,207          $58.42  -  $70.60

                              IMPLIED MEDIAN VALUES:               1,826  -   2,207           58.42  -   70.60

                                         ---------------------------------------------------------------------
                                                           CURRENT MARKET PRICE(5):                $49.88

                                         MEDIAN VALUE PREMIUM (DISCOUNT) TO MARKET:           17.1%  -   41.5%
                                         ---------------------------------------------------------------------

                                                                           REPRESENTATIVE PRECENDENT
                                                                             TRANSACTION MULTIPLES
                                                                           -------------------------
                                                                           EBITDA          CASH FLOW
                                                                           ------          ---------
                                         Energy Companies                     6-7 x              7-8 x

                                         Commodity Chemicals Companies        5-6                5-7

                                         ---------------------------------------------------------------
                                           Chosen Fresh Multiples       5.5 - 6.5 x        6.0 - 7.0 x
                                         ---------------------------------------------------------------

Notes: (1) Adjusted for extraordinary items.
       (2) 31.257MM fully diluted shares outstanding. Assumes 29.216MM Class A and 2.000MM Class B common shares outstanding as of 10/21/96 from the 09/30/96 10-Q and 0.041MM options outstanding at an average exercise price of $35.25 as of 12/31/95 from the 12/31/95 10-K.
       (3) Assumes debt of $696.2 MM and cash & equivalents of $1.6 MM, as of 12/31/96.
       (4) Cash flow defined as net income plus depreciation, depletion and amortization.
       (5) Closing share price as of 2/21/97.

                                 PROJECT ORANGE
--------------------------------------------------------------------------------
                  DISCOUNTED CASH FLOW ANALYSIS - CONSOLIDATED

                                 MANAGEMENT CASE
                          ($MM, EXCEPT PER SHARE DATA)


EBITDA MULTIPLE                            5.00x                     5.25x                     5.50x
                                  ----------------------    ----------------------    ----------------------
DISCOUNT RATE                      10.0%   11.0%   12.0%     10.0%   11.0%   12.0%     10.0%   11.0%   12.0%
                                  ------  ------  ------    ------  ------  ------    ------  ------  ------
  Present Value of
    Cash Flows - Year 1             $101    $100    $100      $101    $100    $100      $101    $100    $100
    Cash Flows - Years 2-5           419     406     394       419     406     394       419     406     394
    Terminus                       2,293   2,191   2,095     2,407   2,301   2,200     2,522   2,410   2,305
                                  ------  ------  ------    ------  ------  ------    ------  ------  ------
AGGREGATE VALUE                   $2,813  $2,698  $2,589    $2,927  $2,807  $2,694    $3,042  $2,917  $2,799

  Cash                                $2      $2      $2        $2      $2      $2        $2      $2      $2
  Preferred Stock                      0       0       0         0       0       0         0       0       0
  Total Debt(1)                     (696)   (696)   (696)     (696)   (696)   (696)     (696)   (696)   (696)
                                  ------  ------  ------    ------  ------  ------    ------  ------  ------
EQUITY VALUE                      $2,118  $2,003  $1,894    $2,233  $2,113  $1,999    $2,347  $2,222  $2,104
                                  ======  ======  ======    ======  ======  ======    ======  ======  ======

PRICE PER SHARE(2)                $67.76  $64.09  $60.61    $71.42  $67.59  $63.96    $75.09  $71.10  $67.31
  Premium (Discount) to Market(3)  35.9%    28.5   21.5%     43.2%   35.5%   28.2%     50.6%   42.6%   35.0%
  1997E P/E Implied                 13.7 x  12.9 x  12.2 x    14.4 x  13.6 x  12.9 x    15.1 x  14.3 x  13.6 x

TERMINAL VALUE ANALYSIS

% Value Terminus                   81.5%   81.2%   80.9%     82.2%   82.0%   81.7%     82.9%   82.6%   82.4%
% Value in Cash Flows              18.5%   18.8%   19.1%     17.8%   18.0%   18.3%     17.1%   17.4%   17.6%
  Implied Terminal P/E              12.3 x  12.3 x  12.3 x    12.9 x  12.9 x  12.9 x    13.5 x  13.5 x  13.5 x


Notes: (1) Debt as of December 31, 1996.
       (2) Based on 31.3MM common shares outstanding on 09/30/96 from the 09/30/96 10-Q and 0.04MM options outstanding at an average exercise price of $35.25 on 12/31/95 from the 12/31/95 10-K.
       (3) Based on the closing share price of $49.88 on 2/21/97.

                                 PROJECT ORANGE
-------------------------------------------------------------------------------
                  DISCOUNTED CASH FLOW ANALYSIS - CONSOLIDATED

                                 ADJUSTED CASE
                          ($MM, EXCEPT PER SHARE DATA)


EBITDA MULTIPLE                                    5.00x                         5.25x                          5.50x
                                        ----------------------------      --------------------------    --------------------------
DISCOUNT RATE                            10.0%       11.0%   12.0%         10.0%     11.0%   12.0%       10.0%     11.0%   12.0%
                                        -------    -------- --------      -------  -------- --------    -------  -------- --------
  Present Value of
    Cash Flows - Year 1                     $97        $97      $96           $97      $97      $96         $97      $97      $96
    Cash Flows - Years 2-5                  264        256      248           264      256      248         264      256      248
    Terminus                              1,973      1,886    1,803         2,072    1,980    1,893       2,171    2,075    1,984
                                        -------    -------- --------      -------  -------- --------    -------  -------- --------
AGGREGATE VALUE                          $2,335     $2,239   $2,148        $2,433   $2,333   $2,238      $2,532   $2,427   $2,328

  Cash                                       $2         $2       $2            $2       $2       $2          $2       $2       $2
  Preferred Stock                             0          0        0             0        0        0           0        0        0
  Total Debt (1)                           (696)      (696)    (696)         (696)    (696)    (696)       (696)    (696)    (696)
                                        -------    -------- --------      -------  -------- --------    -------  -------- --------
EQUITY VALUE                             $1,640     $1,544   $1,453        $1,739   $1,638   $1,543      $1,837   $1,733   $1,633
                                        =======    ======== ========      =======  ======== ========    =======  ======== ========

PRICE PER SHARE (2)                      $52.47     $49.40   $46.48        $55.63   $52.42   $49.37      $58.78   $55.43   $52.25
  Premium (Discount) to Market (3)         5.2%      -1.0%    -6.8%         11.5%     5.1%    -1.0%       17.9%    11.1%     4.8%
  1997 P/E Implied                         10.6 x     10.0 x    9.4 x        11.2 x   10.6 x    9.9 x      11.8 x   11.2 x   10.5 x

TERMINAL VALUE ANALYSIS

% Value in Terminus                       84.5%      84.2%    84.0%         85.1%    84.9%    84.6%       85.7%    85.5%    85.2%
% Value in Cash Flows                     15.5%      15.8%    16.0%         14.9%    15.1%    15.4%       14.3%    14.5%    14.8%
  Implied Terminal P/E                     13.6 x     13.6 x   13.6 x        14.2 x   14.2 x   14.2 x      14.9 x   14.9 x   14.9 x




Notes:    (1) Debt as of December 31, 1996.
          (2) Based on 31.3MM common shares outstanding on 09/30/96 from the 09/30/96 10-Q and 0.04MM options outstanding at an average exercise price of $35.25 on 12/31/95 from the 12/31/95 10-K.
          (3) Based on the closing share price of $49.88 on 2/21/97.

--------------------------------------------------------------------------------

                              TRANSACTION ANALYSIS

--------------------------------------------------------------------------------

                                 PROJECT ORANGE
--------------------------------------------------------------------------------
          PREMIUMS PAID IN PRECEDENT MINORITY SQUEEZE-OUT TRANSACTIONS

                            % OWNERSHIP VS. PREMIUM*
                                1987 TO PRESENT

                                   [GRAPHIC]


Chart depicts premiums paid based on percent owned by parent company, with such premiums ranging from approximately -10% to approximately 65%

                                 PROJECT ORANGE
--------------------------------------------------------------------------------
          PREMIUMS PAID IN PRECEDENT MINORITY SQUEEZE-OUT TRANSACTIONS

                                YEAR VS. PREMIUM*
                                 1987 TO PRESENT

                                   [GRAPHIC]


Chart depicts premiums paid from 1987 to 1997, ranging from approximately -20% to 65%

                                 PROJECT ORANGE
--------------------------------------------------------------------------------
                          FRESH ACQUISITION MATRIX (1)
                         ($MM, EXCEPT PER SHARE DATA)



                                                                    EQUITY VALUE/
                                              PURCHASE      -----------------------------
    OFFER        EQUITY      AGGREGATE        VALUE OF        1996      1996      BOOK
    PRICE      VALUE (2)     VALUE (3)      MINORITY (4)    EARNINGS   CF (5)     VALUE
  ---------  ------------  -------------  ----------------  --------  ---------  --------

                                                             $154        $325     $1,247

   $44.00       $1,374         $2,068           $195          8.9 x       4.2 x      1.1 x
    46.00        1,436          2,131            204          9.4         4.4        1.2
    48.00        1,499          2,194            213          9.8         4.6        1.2
    49.88        1,558          2,252            221         10.1         4.8        1.2
    50.00        1,561          2,256            222         10.2         4.8        1.3
    52.00        1,624          2,319            231         10.6         5.0        1.3
    54.00        1,686          2,381            239         11.0         5.2        1.4
    56.00        1,749          2,444            248         11.4         5.4        1.4
    58.00        1,811          2,506            257         11.8         5.6        1.5
    60.00        1,874          2,569            266         12.2         5.8        1.5
    62.00        1,936          2,631            275         12.6         6.0        1.6
    64.00        1,999          2,694            284         13.0         6.2        1.6
    66.00        2,062          2,756            293         13.4         6.3        1.7
    68.00        2,124          2,819            302         13.8         6.5        1.7
    70.00        2,187          2,881            311         14.2         6.7        1.8



                                         PREMIUM TO
     AGGREGATE VALUE / 1996      -----------------------------
  ----------------------------    CURRENT    L12M     ALL TIME
    SALES    EBITDA     EBIT      PRICE (6)  AVG (6)   HIGH (7)
  ---------  -------  --------   ---------  --------  ---------
 $4,965      $436       $265     $49.88     $51.13     $55.50

    0.4 x     4.7 x      7.8 x    -11.8%     -13.9%     -20.7%
    0.4       4.9        8.0       -7.8%     -10.0%     -17.1%
    0.4       5.0        8.3       -3.8%      -6.1%     -13.5%
    0.5       5.2        8.5        0.0%      -2.5%     -10.1%
    0.5       5.2        8.5        0.3%      -2.2%      -9.9%
    0.5       5.3        8.7        4.3%       1.7%      -6.3%
    0.5       5.5        9.0        8.3%       5.6%      -2.7%
    0.5       5.6        9.2       12.3        9.5%       0.9%
    0.5       5.7        9.5       16.3       13.4%       4.5%
    0.5       5.9        9.7       20.3       17.3%       8.1%
    0.5       6.0        9.9       24.3       21.3%      11.7%
    0.5       6.2       10.2       28.3       25.2%      15.3%
    0.6       6.3       10.4       32.3       29.1%      18.9%
    0.6       6.5       10.6       36.3       33.0%      22.5%
    0.6       6.6       10.9       40.4       36.9%      26.1%


Notes:  (1)Fresh financial information adjusted to exclude extraordinary items.
        (2)Based on 29.2MM Class A and 2.0MM Class B common shares outstanding on 10/21/96 from the 09/30/96 10-Q and 0.041MM options outstanding with an average exercise price of $35.25 on 12/31/95 from the 12/31/95 10-K.
        (3)Includes total debt of $696.2MM less cash of $1.6MM.
        (4)Based on public float of 4.420MM Class A shares, 0.041MM options and options proceeds of $1.4MM.
        (5)Cash flow defined as net income plus depreciation, depletion and amortization.
        (6)Based on market information as of 02/21/97.
        (7)All time high stock price achieved on 07/01/96.

                                 PROJECT ORANGE
--------------------------------------------------------------------------------
           ANALYSIS OF CLASS A PUBLICLY FLOATED SHAREHOLDINGS - FRESH

                                                                     CUMULATIVE       CUMULATIVE
                                    CURRENT            % OF             % OF             % OF
SHAREHOLDERS                        HOLDINGS       PUBLIC FLOAT     PUBLIC FLOAT     CLASS A (5)
-------------------------------   ------------     ------------     ------------     -----------


Employee Investment Plan (1)(2)     1,538,142           34.8%            34.8%           90.1%
All Directors and Officers (1)         31,463            0.7%            35.5%           90.2%
Bearer Deposit Receipts (1)(3)        992,225           22.4%            58.0%           93.6%
30 Institutional Holders (4)          963,472           21.8%            79.8%           96.9%
Other Holdings                        894,758           20.2%           100.0%          100.0%
                                  ------------     ------------


TOTAL PUBLICLY FLOATED CLASS A
SHARES                              4,420,060          100.0%
                                  ============     ============




Notes:  (1)As of 03/06/96 from the 03/13/96 proxy.
        (2)Shares held by Boston Safe Deposit and Trust Company as Trustee for the Fresh Capital Accumulation Plan and Anidel Inc. Employee Investment Plan.
        (3)Shares against which there are outstanding, publicly-held bearer deposit receipts. These shares are voted according to the instructions of various beneficial owners. In the absence of such instructions, Pure will vote the shares at its discretion.
        (4)Based on most recent 13-F filings.
        (5)Based on 29.2MM Class A common shares, 84.9% owned by Pure.

                                 PROJECT ORANGE
--------------------------------------------------------------------------------
                   FRESH PRICE/VOLUME ANALYSIS - LAST 4 YEARS


    Cumulative
% of Stock Traded                          CURRENT PRICE(1)
   at or Below                                  $49.88
      100%
                                     75% of stock
                                     traded below
                                        $48.25
       75%
               50% of stock
               traded below
                  $35.75
       50%



       25%



        0%

        $30          $35          $40        $45        $50          $55


                                Stock Price
------------------------------------------------------------
                            4 YEAR          AVERAGE/YEAR
                          ----------      ----------------
      Total Volume         2,906,800           716,925
 % of Public Float(2)           65.8%             16.2%
% of Traded Shares(3)          100.9%             24.9%
------------------------------------------------------------


Notes: (1) Closing price as of February 21, 1997.
       (2) Based on 4.420MM class A shares not held by Pure.
       (3) Based on 2.882MM of the 4.420MM publicly floated class A shares. Excludes 1.538MM shares held by Employee Investment Plan.

                                 PROJECT ORANGE
-------------------------------------------------------------------------------
                            PRO FORMA IMPACT ON PURE

    ------------------------------------------------------------------------
       A TRANSACTION WOULD LIKELY BE SLIGHTLY ACCRETIVE TO PURE'S E.P.S.
    ------------------------------------------------------------------------


                                                    1996 ACTUAL
                                             ------------------------
 EXAMPLE:  $60 OFFER PRICE                                  50% CASH/
       (19% PREMIUM)                          100% CASH     50% STOCK
----------------------------                 -----------    ---------
                                                (MM)          (MM)
Pure Net Income (BEF)                          16,000        16,000

Pure Net Income (US$)(1)                       $470.6        $470.6

Pure EPS (2)                                   $20.24        $20.24

Plus:  Fresh Minority Interest(3)                21.7          21.7

Less:  Goodwill(4)                               (6.0)         (6.0)

Less:  A/T Interest Expense(5)                  (12.1)         (6.1)
                                           ----------   -----------
Pro Forma Net Income (US$)                     $474.2        $480.3

Shares(6)                                  23,252,863    23,615,646

PRO FORMA EPS                                  $20.39        $20.34
-----------------------------------------------------------------------
% ACCRETION / (DILUTION)                          0.8%          0.5%
-----------------------------------------------------------------------

Notes:  (1) Assumes an exchange rate of 34.00 BEF/$US.
        (2) Based on 23,252,863 Pure shares outstanding as of 12/31/96.
        (3) Based on Fresh net income of $153.2 and minority interest of 14.2%.
        (4) Purchase accounting assumed for pro rata portion of Fresh.
            Goodwill is amortized over 15 years.
        (5) Assumes a cost of debt of 7.0% and a tax of 35%. Total funding equals $266MM.
        (6) In 50% cash/50% stock case, assumes shares issued at Pure share price of 12,475 BEF (US $366.91) as of 2/18/97.

--------------------------------------------------------------------------------

                         TRANSACTION ISSUES / NEXT STEPS

--------------------------------------------------------------------------------

                                 PROJECT ORANGE
--------------------------------------------------------------------------------
                                  LEGAL ISSUES


*    Fairness issues

     -    Transaction structure and process
     -    Valuation

*    Creation of Independent Committee of target's Board to review transaction

     -    Will hire own advisors

*    Potential shareholder lawsuits

     -    Are typical but rarely become a material obstacle to a transaction

*    Level of approval required to approve transaction

*    Voting issues

     -    Employee investment plans (trustee)
     -    Bearer deposit receipts

*    Disclosure requirements

                                 PROJECT ORANGE
--------------------------------------------------------------------------------
                       RATIONALE FOR ACCELERATED TIMETABLE


*    Minimize the impact of information leaking to the market

     -    Avoid increase in Fresh stock price in reaction to leaks
     -    Avoid investor expectations should deal be terminated

*    Minimize pricing risk of transaction

     - Recent favorable news has been moving stock upward on light trading volume
     -    More upside than downside in stock given strong dividend yield

*    Maximize negotiating leverage by moving quickly

*    Minimize disruption of Fresh's management and operations

                                 PROJECT ORANGE
--------------------------------------------------------------------------------
              ILLUSTRATIVE CHRONOLOGY OF EVENTS POST BOARD MEETING

                                                        SIGNIFICANT EVENTS
Day 1: Pure makes a
  merger proposal

- Public                Day 10: Fresh
  announcement         appoints special
- Fresh Directors     committee, retains
  alerted prior to    banker and law firm
  announcement
                      - Special committee     Day 20: Fresh responds
                        meets to consider       to merger proposal
                        issues; prepares                                                                         - Shareholders'
                        for proposal          - Ongoing negotiations   Day 45: Pure and                            Meeting/Closing
                      - Request eligibility   - Prepare for tender       Fresh sign a                            - NYSE
                        for NYSE listing        offer, if necessary    merger agreement                            Listing Effective

                                                                       - Pure and Fresh          Day 75:
                                                                         prepare proxy/     Proxy/prospectus
                                                                         prospectus          filed with SEC
                                                                       - If merger fails,
                                                                         launch tender      - Receive SEC        Day 120: SEC
                                                                         offer                comments         review complete;
                                                                       - NYSE listing                            proxy mailed
                                                                         eligibility
                                                                         cleared                               - File definitive
                                                                                                                 listing application
                                                                                                                 with NYSE

DAYS 1                10                      20                       45                   75                120                150